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EXHIBIT 21.1

LIST OF SUBSIDIARIES OF PRICESMART, INC.

The following table sets forth a list of the Company's subsidiaries as of August 31, 2000:

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
                                                Jurisdiction of
                                               Incorporation or
                  Name                           Organization             Ownership         DBA
   --------------------------------------  -------------------------   ---------------  -----------
   Ventures Services, Inc.                  Delaware                          100.0%    PriceSmart
                                                                                        PriceCostco
   PriceSmart Real Estate, S.A.             Panama                            100.0%    PriceSmart
   PriceSmart Panama, S.A.                  Panama                            100.0%    PriceSmart
   PriceSmart (Guatemala), S.A.             Guatemala                          66.0%    PriceSmart
   PSMT Caribe, Inc.                        British Virgin Islands            100.0%    PriceSmart
   PriceSmart El Salvador, S.A. de C.V.     El Salvador                       100.0%    PriceSmart
   Inmobiliaria PriceSmart El Salvador,
             S.A. de C.V.                   El Salvador                       100.0%    PriceSmart
   Prismar de Costa Rica, S.A.              Costa Rica                        100.0%    PriceSmart
   Pricsmarlandco, S.A.                     Costa Rica                        100.0%    PriceSmart
   PriceSmart Honduras, S.A.                Honduras                          100.0%    PriceSmart
   Inmobiliaria PriceSmart Honduras, S.A.   Honduras                          100.0%    PriceSmart
   PriceSmart Dominicana, S.A.              Dominican Republic                100.0%    PriceSmart
   Inmobiliaria PriceSmart, S.A.            Dominican Republic                100.0%    PriceSmart
   PriceSmart Exempt SRL                    Barbados                          100.0%    PriceSmart
   PSMT Trinidad/Tobago LTD                 Trinidad                           62.5%    PriceSmart
   PriceSmart (Trinidad) LTD                Trinidad                           62.5%    PriceSmart
   PS Operations, LTD                       Trinidad                           62.5%    PriceSmart
   Amaryllis Investments LTD                Trinidad                           62.5%    PriceSmart
   PSMT, LLC                                U.S. Virgin Islands               100.0%    PriceSmart
   PSMT Philippines, Inc.                   Philippines                        60.0%    PriceSmart
   PSMT (Barbados), Inc.                    Barbados                           60.0%    PriceSmart

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